770 Transactions effected pursuant to Rule 10f-3

On July 26, 2000, Liberty All-Star Growth & Income Fund (Fund) purchased 700 shares of common stock of Tycom LTD (Securities) for a total purchase price of $22,400 from Goldman, Sachs & Co. pursuant to a public offering in which J. P. Morgan Securities, Inc. acted as a participating underwriter. J.P. Morgan Securities, Inc. may be considered to be an affiliate of the Fund.

         The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Liberty Asset Management Company (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with J. P. Morgan Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman, Sachs & Co.; Salomon Smith Barney Inc.; Bear, Stearns & Co., Inc.; Credit Suisse First Boston Corporation; Banc of America Securities LLC; Chase Securities Inc.; ABN AMRO Incorporated; Sanford C. Bernstein & Co., Inc.; Deutsche Bank Securities Inc.; Donaldson, Lufkin & Jenrette Securities Corporation; A.G. Edwards & Sons, Inc.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Warburg LLC; Wit SoundView Corporation; Morgan Stanley & Co. Incorporated; Blaylock & Partners, L.P.; The Buckingham Research Group Incorporated; Credit Lyonnais Securities (USA) Inc.; ING Barings LLC; McDonald Investments Inc., A KeyCorp Company; Neuberger Berman, LLC; Wasserstein Perella Securities, Inc.; Commerzbank Capital Markets Corporation; May Davis Group Inc.; Ramirez & Co., Inc.; Scotia Capital (USA) Inc.; Sturdivant & Co., Inc.; The Williams Capital Group, L.P.

770 Transactions effected pursuant to Rule 10f-3 cont'd

On July 27, 2000, Liberty All-Star Growth & Income Fund (Fund) purchased 700 shares of common stock of Corvis Corp. (Securities) for a total purchase of $3,600 from First Boston Brokerage pursuant to a public offering in which J.P. Morgan Securities, Inc. acted as a participating underwriter. J.P. Morgan Securities, Inc. may be considered to be an affiliate of the Fund.

         The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Liberty Asset Management Company (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with J. P. Morgan Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Credit Suisse First Boston Corporation; FleetBoston Robertson Stephens, Inc.; Banc of America Securities LLC; Chase Securities Inc.; CIBC World Markets Corp.; ABN AMRO Incorporated; Sanford C. Bernstein & Co., Inc.; Cazenove Incorporated; Dain Rauscher Incorporated; Deutsche Bank Securities Inc.; Donaldson, Lufkin & Jenrette Securities Corporation; A.G. Edwards & Sons, Inc.; E* Offering Corp.; Invemed Associates LLC; Edward D. Jones & Co., L.P.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Warburg LLC; U.S. Bancorp Piper Jaffray Inc.; Thomas Weisel Partners LLC; Wit SoundView Corporation.